UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 21, 2012, Depomed, Inc., a California corporation (“Depomed”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Xanodyne Pharmaceuticals, Inc., a Delaware corporation (“Xanodyne”), pursuant to which Depomed acquired Xanodyne’s product Zipsor® (diclofenac potassium in liquid capsule form) and assumed certain liabilities relating to Zipsor®, for $25,900,000 in cash (the “Initial Payment”).  In addition, Depomed will make a one-time contingent payment to Xanodyne of $2,000,000 in cash at the end of the first calendar year in which Depomed’s net sales of Zipsor® products exceed $30,000,000, and an additional, one-time contingent payment to Xanodyne of $3,000,000 in cash at the end of the first year in which Depomed’s net sales of Zipsor® products exceed $60,000,000.

Pursuant to the Asset Purchase Agreement, $3,000,000 of the Initial Payment will be held in escrow for eighteen (18) months and applied towards the indemnification obligations of Xanodyne as set forth in the Asset Purchase Agreement.

The foregoing description of the terms of the Asset Purchase Agreement is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, which will be filed as an exhibit to the Depomed’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: June 25, 2012	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel